                                                                     EXHIBIT 4.5

--------------------------------------------------------------------------------


                         SKYLANDS PARK MANAGEMENT, INC.

                                       AND

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                WARRANT AGREEMENT

                          Dated as of February 6, 1997


--------------------------------------------------------------------------------

     AGREEMENT, dated as of this 6th day of February, 1997, between SKYLANDS PARK MANAGEMENT, INC., a New Jersey corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Warrant Agent (the "Warrant Agent").

                              W I T N E S S E T H:

     WHEREAS, on the date hereof, the Securities and Exchange Commission has declared effective the Company's registration statement in respect of, among other securities, (a) 13,000,000 non-redeemable Class D Common Stock Purchase Warrants of the Company (the "Warrants"), each to purchase one share of common stock, no par value, of the Company (the "Common Stock"), and (b) 13,000,000 shares of Common Stock issuable upon exercise of the Warrants; and

     WHEREAS, the Company desires to provide for the issuance from time to time of certificates representing the Warrants; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of certificates representing the Warrants and the exercise of the Warrants.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants, and the Warrant Agent, the parties hereto agree as follows:

         1. Definitions. As used herein, the following terms shall have the
            -----------
following meanings, unless the context shall otherwise require:

              (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage.

              (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business in New York, New York, shall be administered, which office is located on the date hereof at 2 Broadway, New York, New York 10004.

              (c) "Exercise Date" shall mean, subject to the provisions of
Section 5(b) hereof, as to any Warrant, the date on which the Warrant Agent shall have received both (i) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (ii) payment in cash or by check made payable to the Warrant Agent for the account of the Company, of the amount in lawful money of the United States of America equal to the applicable Purchase Price.

              (d) "Initial Warrant Exercise Date" shall mean February 6, 1997.

              (e) "Purchase Price" shall mean, subject to modification and adjustment as provided in Section 8, fifty cents ($.50), and further subject to Company's right, in its sole discretion, to decrease the Purchase Price for a period of not less than 30 days on not less than 30 days' prior written notice to the Registered Holders.

     (f) "Registered Holder" shall mean the person in whose name any certificate representing the Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

     (g) "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations, as the case may be, of which stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

     (h) "Transfer Agent" shall mean Continental Stock Transfer & Trust Company, New York, New York, or its authorized successor.

     (i) "Warrant Certificate" shall mean a certificate representing each of the Warrants substantially in the form annexed hereto as Exhibit A.
                                                     ---------

     (j) "Warrant Expiration Date" shall mean 5:00 p.m. (New York time) on December 31, 1997 or, if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close, subject to the Company's right, prior to the Warrant Expiration Date, in its sole discretion, to extend such Warrant Expiration Date on five business days' prior written notice to the Registered Holders.

     (k) "Warrant Agent" shall mean Continental Stock Transfer & Trust Company, New York, New York or its authorized successor.

     SECTION 2. Warrants and Issuance of Warrant Certificates.
                ---------------------------------------------

                  (a) One Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase at the Purchase Price therefor from the Initial Warrant Exercise Date until the Warrant Expiration Date one share of Common Stock upon the exercise thereof, subject to modification and adjustment as provided in Section 8.

                  (b) From time to time up to the Warrant Expiration Date, the Warrant Agent shall effect the original issuance of Warrants by countersigning and delivering Warrant Certificates to such persons and in such amounts as the Company shall direct in writing.

                  (c) From time to time up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations of one or whole number multiples thereof to the person entitled thereto in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued upon any transfer or exchange of Warrants (including, without limitation, Warrant Certificates representing the unexercised portion of any Warrant Certificates exercised only in part), (iii) Warrant Certificates issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7, and (iv) at the option of the Company, Warrant Certificates in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 8 hereof.

     SECTION 3. Form and Execution of Warrant Certificates.
                ------------------------------------------
          (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates).

     (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

     SECTION 4. Exercise.
                --------

         (a) Warrants in denominations of one or whole number multiples thereof may be exercised commencing at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein (including the provisions set forth in Section 5 hereof) and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, provided that the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, together with payment in cash or by check made payable to the Warrant Agent for the account of the Company, of an amount in lawful money of the United

States of America equal to the applicable Purchase Price has been received in good funds by the Warrant Agent. The person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of such securities as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, if any Warrants have been exercised, the Warrant Agent on behalf of the Company shall cause to be issued to the person or persons entitled to receive the same a Common Stock certificate or certificates for the shares of Common Stock deliverable upon such exercise, and the Warrant Agent shall deliver the same to the person or persons entitled thereto. Upon the exercise of any Warrants, the Warrant Agent shall promptly notify the Company in writing of such fact and of the number of securities delivered upon such exercise and shall cause all payments of an amount in cash or by check made payable to the order of the Company, equal to the Purchase Price, to be deposited promptly in the Company's bank account.

     (b) The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of any Warrant or Warrants, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests. Any fraction equal to or greater than one-half shall be rounded up to the next full share or Warrant, as the case may be, and any fraction less than one-half shall be eliminated.

     SECTION 5. Reservation of Shares; Listing; Payment of Taxes; etc.
                -----------------------------------------------------

         (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery thereof following payment therefor in accordance herewith and therewith, be duly and validly issued and fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

     (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will file a registration statement under the federal securities laws or a post-effective amendment, use its best efforts to cause the same to become effective, keep such registration statement current while any of the Warrants are outstanding and deliver a prospectus which complies with Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"), to the Registered Holder exercising the Warrant (except, if in the opinion of counsel to the Company, such registration is not required under the federal securities law or if the Company receives a letter from the staff of the Securities and Exchange Commission (the "Commission") stating that it would not take any enforcement action if such registration is not effected). The Company will use best efforts to obtain appropriate approvals or registrations under applicable state "blue sky" securities laws, provided that, the Company shall not be required in connection therewith to qualify as a foreign corporation, subject itself to taxation or consent to service of process generally in those jurisdictions. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

          (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

          (d) The Warrant Agent is hereby irrevocably authorized as the Transfer Agent to requisition from time to time certificates representing shares of Common Stock or other securities required upon exercise of the Warrants, and the Company will comply with all such requisitions.

     SECTION 6. Exchange and Registration of Transfer.
                -------------------------------------

          (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants or may be transferred in whole or in part. Warrant Certificates to be so exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

          (b) The Warrant Agent shall keep, at such office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

     (c) With respect to any Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription or exercise form, as the case may be, on the reverse thereof shall be duly endorsed or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder thereof or his attorney duly authorized in writing with such signature appropriately executed thereon as required by the Warrant Agent.

     (d) No service charge shall be made for any exchange or registration of transfer of Warrant Certificates. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     (e) All Warrant Certificates surrendered for exercise or for exchange shall be promptly cancelled by the Warrant Agent.

     (f) Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant
                ------------------
Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and (in the case of loss, theft or destruction) of indemnity satisfactory to them, and (in case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof a new Warrant Certificate representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

     SECTION 8. Adjustment of Purchase Price and Number of Shares of Common
                -----------------------------------------------------------
Stock Deliverable.
-----------------

     (a) In the event that, at any time or from time to time after the date hereof, there shall occur any change in the outstanding Common Stock of the Company by reason of the declaration of stock dividends, through recapitalization, or from stock splits or combinations of shares, without the payment of any compensation therefor in money, services or property, then the number of shares of Common Stock issuable upon exercise of the Warrants and the Purchase Price, as in effect immediately prior thereto, shall be appropriately adjusted (but without regard to fractions) to reflect such changes.

     (b) In the event that, at any time or from time to time after the date hereof, there shall occur any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), then the Registered Holder of each Warrant Certificate at the time of such event shall have the right thereafter to receive, upon exercise of the subject Warrants, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such consolidation or merger.

     (c) The foregoing Sections 8(a) and 8(b) shall similarly apply to successive changes in the outstanding Common Stock and to successive consolidations or mergers.

     (d) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(c) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as the Purchase Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

     (e) After each adjustment of the Purchase Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the Chairman or President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     SECTION 9. Concerning the Warrant Agent.
                ----------------------------
     (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

     (b) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustment, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of fact contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct.

     (c) The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board of Directors, President or any Vice President (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

     (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; the Company further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's gross negligence or willful misconduct.

     (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or willful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000, or a stock transfer company doing business in New York, New York. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the warrant agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

     (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any new warrant agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

     (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

        (i) The Warrant Agent shall retain for a period of two years from the date of exercise any Warrant Certificate received by it upon such exercise.

     SECTION 10. Modification of Agreement.
                 -------------------------
     The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (b) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 66-2/3% of the Warrants then outstanding; provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or to increase the Purchase Price therefor, shall be made without the consent in writing of the Registered Holders representing not less than 66-2/3% of the Warrants then outstanding other than such changes as are specifically prescribed by this Agreement as originally executed or as hereafter amended in accordance herewith.

     SECTION 11. Notices.
                 -------
     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid, or delivered to a telegraph office for transmission if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company at P.O. Box 117, Augusta, New Jersey 07822-0117,

Attention: Barry M. Levine, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and if to the Warrant Agent, at its Corporate Office.

     SECTION 12. Governing Law.
                 -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

     SECTION 13. Binding Effect.
                 --------------

     This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns and the holders from time to time of Warrant Certificates or any of them. Except as hereinafter stated, nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

     SECTION 14. Counterparts.
                 ------------

     This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first date first above written.

[SEAL]

SKYLANDS PARK MANAGEMENT,                    CONTINENTAL STOCK TRANSFER
INC.                                         & TRUST COMPANY
                                             As Warrant Agent

By:                                          By:
   ----------------------                        -----------------------
   Barry M. Levine                               Name:
   President                                     Title:

By:
   ----------------------------
   Robert H. Stoffel, Jr.
   Secretary

                                                                       Exhibit A
                                                                       ---------


No. WD-__                                                  _____Class D Warrants

                                                           CUSIP___________

                         Warrant Certificate for Class D
                         Common Stock Purchase Warrants

                         SKYLANDS PARK MANAGEMENT, INC.

     THIS CERTIFIES THAT, FOR VALUE RECEIVED, ______, or registered assigns (the "Holder") is the owner of the number of Class D Warrants (the "Class D Warrants") specified above. Each Class D Warrant initially entitles the Holder to purchase, subject to the terms and conditions set forth in this Certificate, one fully paid and nonassessable share (a "Share") of Common Stock, no par value, of Skylands Park Management, Inc., a New Jersey corporation (the "Company"), at any time prior to 5:00 p.m. (New York time) on December 31, 1997 upon the presentation and surrender of this Certificate with the subscription form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004, as Warrant Agent, or its successors (the "Warrant Agent"), accompanied by payment of $.50 per share, subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

     1. Exercise of Class D Warrants. The purchase rights represented by the
        ----------------------------
Class D Warrants are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares underlying the Class D Warrants), during any period in which the Class D Warrants may be exercised as set forth above. In the case of the purchase of less than all the Shares purchasable under this Certificate, the Company shall cancel this Certificate upon the surrender hereof and shall execute and deliver a new Certificate of like tenor, which the Warrant Agent shall countersign, for the balance of the Shares purchasable hereunder.

     2. Issuance of Certificates. Upon the exercise of the Class D Warrants, the
        ------------------------
issuance of certificates for Shares underlying such Class D Warrants shall be made forthwith (and in any event as soon as practicable thereafter) without charge to the Holder hereof, including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax
        --------  -------
which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     3. Exercise Price. The initial exercise price under each Class D Warrant
        --------------
shall be $.50 per Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 4 hereof and subject to Section 4 hereof. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

     4. Adjustments of Exercise Price and Number of Shares. In the event that,
        --------------------------------------------------
prior to the issuance by the Company of all the Shares issuable upon exercise of the Class D Warrants represented by this Certificate, there shall be any change in the outstanding Common Stock of the Company by reason of the declaration of stock dividends, through recapitalization, or from stock splits or combinations of shares, without the payment of any compensation therefor in money, services or property, the remaining Shares still subject to the Class D Warrants and the exercise price therefor shall be appropriately adjusted (but without regard to fractions) by the Board of Directors of the Company to reflect such change. Notwithstanding any such adjustments from time to time, the Class D Warrants may continue to be represented by this Certificate, provided that the Company has caused to be given to the Holder, at the time of the event giving rise to such adjustment(s), a written notice setting forth the nature and extent of the adjustment(s) required hereunder.

     5. Merger or Consolidation. In case of any consolidation of the Company
        -----------------------
with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Class D Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Class D Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in
Section 4 hereof. This Section 5 shall similarly apply to successive consolidations or mergers.

     6. Exchange and Replacement of Certificate.
        ---------------------------------------
     (a) This Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the office of the Warrant Agent, for a new Certificate of like tenor representing in the aggregate the right to purchase the same number of Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.

     (b) Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Certificate, if mutilated, the Company will make and deliver a new Certificate of like tenor, in lieu of this Certificate.

     7. Elimination of Fractional Interests. The Company shall not be required
        -----------------------------------
to issue certificates representing fractions of Shares on the exercise of Class D Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent that all fractional interests shall be eliminated.

     8. Reservation of Securities. The Company shall at all times reserve and
        -------------------------
keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of the Class B Warrants, such number of Shares as shall be issuable upon the exercise thereof. Upon exercise of the Class D Warrants represented by this Certificate, and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable.

     9. Rights of Class D Warrant Holders. The Class D Warrants do not confer
        ---------------------------------
upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company, prior to exercise of the Class D Warrants.

     10. Headings. The headings in this Certificate are inserted for purposes of
         --------
convenience only and shall have no substantive effect.

     11. Law Governing. This Class D Warrant shall be construed and enforced in
         -------------
accordance with, and governed by, the laws of the State of New Jersey, without giving effect to conflicts of law principles.

     12. Countersignature. This Certificate is not valid unless countersigned by
         ----------------
the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:_____________

                                             SKYLANDS PARK MANAGEMENT, INC.

                                             By:_______________________